As filed with the Securities and Exchange Commission on November 20, 2012
Registration No. 333-182302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
METHES ENERGIES INTERNATIONAL LTD.
(Exact name of Registrant as specified in its charter)

Nevada	2869	71-1035154
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Methes Energies International Ltd.
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________________________
Michel G. Laporte
Methes Energies International Ltd
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Please send copies of all communications to:

Stephen Zelnick, Esq.
Morse, Zelnick, Rose & Lander LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-8040
(212) 838-9190 Facsimile
_________________________________

Approximate date of commencement of proposed sale to the public: Not applicable.  This Post-Effective Amendment No. 1 relates to the deregistration of unsold securities.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large Accelerated Filer,” “Accelerated Filer,” and “Smaller Reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐                                                                                                      Accelerated filer ☐

Non-accelerated filer (do not check if smaller reporting company.) ☐       Smaller reporting company ☑

  This Post-Effective Amendment No. 1 to Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Securities and Exchange Commission, acting pursuant to Section 8(c) may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Deregistration of Unsold Securities

Methes Energies International Ltd. (the “Registrant”), pursuant to Registration No. 333-182302, registered the following securities under the Securities Act of 1933, as amended:

Registered Securities	Amount Registered

Units, consisting of one share of common stock, $0.001 par value, one Class A warrant and one Class B warrant, each to purchase one share of common stock (the “Units)	1,150,000

Class A warrants to purchase common stock included in the Units	1,150,000

Class B warrants to purchase common stock included in the Units	1,150,000

Common stock underlying the Class A warrants included in the Units	1,150,000

Common stock underlying the Class B warrants included in the Units	1,150,000

Representative’s warrants	100,000

Units issuable upon exercise of the representative’s warrants	100,000

Class A warrants to purchase common stock included in Units issuable upon exercise of the representative’s warrants	100,000

Class B warrants to purchase common stock included in the Units issuable upon exercise of the representative’s warrants	100,000

Common stock underlying the Class A warrants included in Units issuable upon exercise of the representative’s warrants	100,000

Common stock underlying the Class B warrants included in Units issuable upon exercise of the representative’s warrants	100,000

On October 30, 2012 the Registrant closed the sale to the underwriters of 560,000 Units and continues to offer the common stock underlying the Class A warrants and Class B warrants included in those 560,000 Units.  The Registrant also issued representative’s warrants for 56,000 Units and continues to offer the following securities underlying those warrants: 56,000 Units and the common stock underlying the Class A warrants and Class B warrants included in the Units underlying the representative’s warrants.

Accordingly, the Registrant hereby withdraws from registration the following securities which are no longer being offered for sale:

Deregistered Securities	Amount Deregistered
Units	590,000

Class A warrants to purchase common stock included in the Units	590,000

Class B warrants to purchase common stock included in the Units	590,000

Common stock underlying the Class A warrants included in the Units	590,000

Common stock underlying the Class B warrants included in the Units	590,000

Representative’s warrants	44,000

Units issuable upon exercise of the representative’s warrants	44,000

Class A warrants to purchase common stock included in Units issuable upon exercise of the representative’s warrants	44,000

Class B warrants to purchase common stock included in the Units issuable upon exercise of the representative’s warrants	44,000

Common stock underlying the Class A warrants included in Units issuable upon exercise of the representative’s warrants	44,000

Common stock underlying the Class B warrants included in Units issuable upon exercise of the representative’s warrants	44,000

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on November 20, 2012.

Methes Energies International Ltd.

By:	/s/ Michel G. Laporte
Michel G. Laporte
Chairman and Chief Executive Officer and Treasurer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel G. Laporte, Edward A. Stoltenberg and Stephen A. Zelnick, and each of them, his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on November 20, 2012:

Signature	Title

/s/Michel G. Laporte*
Michel G. Laporte	Chairman and Chief Executive Officer
/s/Edward A. Stoltenberg*
Edward A. Stoltenberg	Chief Financial Officer

/s/Afrin Shams*
Afrin Shams	Principal Accounting Officer

/s/Kebir Ratnani*
Kebir Ratnani	Director

/s/Michel G. Laporte*
Michel G. Laporte	Director

/s/John Pappain
John Pappain	Director

/s/Anthony T. Williams
Anthony T. Williams	Director

*By: /s/ Stephen A. Zelnick
Stephen A. Zelnick	Attorney-in-Fact

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